                                                                 Exhibit 3(i)(b)

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION


          PARK PUBLICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of PARK PUBLICATIONS, INC. held on October 26, 1979, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "Fourth" Article thereof so that, as amended said Article shall be and read as follows:

          "Fourth: The total authorized capital stock of the Corporation shall be twenty thousand (20,000) shares, consisting of twenty thousand (20,000) shares of Common Stock without Par value."

          SECOND: That in lieu of a meeting and vote of shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the corporation.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said PARK PUBLICATIONS, INC. has caused this
certificate to be signed by    Roy H. Park    its president, and attested by
                            -----------------
Wright M. Thomas , its assistant secretary, this 2nd  day of November , 1979.
- ----------------                                 ---         --------
                                    PARK PUBLICATIONS, INC.


                                    By ____________________________
                                       President

 ATTEST:


 By____________________________
Asst.Secretary

                                      -2-
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State of   New York     )
         -------------  )
                        )    ss:
County of   Tompkins    )
          ------------


          Be it remembered that on this 2nd day of November, 1979, personally
                                        ---        --------
came before me    Susan K. Garey    , a notary public in and for the county and
               ---------------------
state aforesaid,  Roy H. Park , president of Park Publications, Inc., a Delaware
                 -------------
Corporation, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he as such president duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said president of said corporation to said foregoing certificate are in the handwriting of the said president of said corporation.

          In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.


                                             _________________________________
                                             Notary Public

                                             Susan K. Garey
                                             Notary Public, State of New York
                                             No. 01 GA 4698907
                                             Qualified in Cayuga County
                                             Commission Expires March 30, 1981

State of   New York      )
         -------------   )
                         )    ss:
County of   Tompkins     )
          ------------


          Be it remembered that on this 2nd day of November, 1979, personally
                                        ---        --------
came before me    Susan K. Garey    , a notary public in and for the county and
               ---------------------
state aforesaid, Wright M. Thomas, assistant secretary of Park Publications,
                 ----------------
Inc., a Delaware Corporation, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he as such secretary duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said secretary of said corporation to said foregoing certificate are in the handwriting of the said secretary of said corporation.

          In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

                                             -----------------------------------
                                             Notary Public

                                             Susan K. Garey
                                             Notary Public, State of New York
                                             No. 01 GA 4698907
                                             Qualified in Cayuga County
                                             Commission Expires March 30, 1981